Exhibit 99.2

For Immediate Release
February 6, 2019

The Carlyle Group Announces Fourth Quarter and Full Year 2018 Financial Results

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U.S. GAAP results included net income (loss) attributable to The Carlyle Group L.P. common unitholders of $(16) million and $93 million, or $(0.15) and $0.82 per common unit on a diluted basis, for Q4 2018 and 2018, respectively

•	Distributable Earnings of $211 million on a pre-tax basis for Q4 2018 and $674 million in 2018; Distributable Earnings per common unit of $0.57 in Q4 2018 and $1.78 in 2018, on a post-tax basis

•	Declared a quarterly distribution of $0.43 per common unit for Q4 2018; Aggregate distribution of $1.34 per common unit for 2018

•	Net accrued performance revenues of $1.7 billion as of Q4 2018, 2% lower than Q4 2017

•	Carry fund depreciation of -2% in Q4 2018 and appreciation of 9% in 2018

•	$4.9 billion of realized proceeds in Q4 2018 and $24.0 billion realized in 2018

•	$11.5 billion of invested capital in Q4 2018 and a record $22.4 billion invested in 2018

•	$7.1 billion of new capital raised in Q4 2018 and $33.1 billion in 2018
Washington, DC – Global investment firm The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2018.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “In 2018, Carlyle delivered a record level of Fee Related Earnings, raised over $33 billion in new capital, and produced attractive returns for our fund investors. We have strong momentum heading into 2019 as we continue to drive performance and growth.”

U.S. GAAP results for Q4 2018 and 2018 included income (loss) before provision for income taxes of $(79) million and $360 million, and net income (loss) attributable to The Carlyle Group L.P. common unitholders of $(16) million and $93 million, or net income per common unit of $(0.15) and $0.82, on a diluted basis. Total balance sheet assets were $13 billion as of December 31, 2018.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$279.3	$264.5	$301.3	$328.8	$377.4	$1,026.9	$1,272.0
Incentive fees	8.2	6.3	7.4	6.8	9.7	35.3	30.2
Investment income, including performance allocations	664.4	362.2	503.3	258.6	(314.9)	2,290.6	809.2
Revenue from consolidated entities	45.1	47.3	53.6	60.5	53.1	286.7	214.5
All other revenues	10.8	22.5	28.0	24.4	26.4	36.7	101.3
Total revenues	1,007.8	702.8	893.6	679.1	151.7	3,676.2	2,427.2

Expenses
Cash-based compensation and benefits	181.6	187.3	176.0	186.6	196.8	652.7	746.7
Equity-based compensation	78.5	84.9	64.9	49.7	40.4	320.3	239.9
Performance allocations and incentive fee related compensation	276.5	158.0	222.0	146.0	(149.7)	988.3	376.3
General, administrative and other expenses	105.9	95.0	126.8	166.2	72.7	276.8	460.7
Expenses from consolidated entities and loss on deconsolidation of Urbplan	36.7	35.9	45.3	40.5	42.9	400.1	164.6
Interest and other non-operating expense (income)	(54.4)	18.2	18.7	26.6	19.8	(5.9)	83.3
Total expenses	624.8	579.3	653.7	615.6	222.9	2,632.3	2,071.5

Net investment gains (losses) of consolidated funds	12.0	2.0	12.9	(2.9)	(7.5)	88.4	4.5
Income (loss) before provision for income taxes	395.0	125.5	252.8	60.6	(78.7)	1,132.3	360.2
Provision (benefit) for income taxes	107.2	7.8	11.6	17.4	(5.5)	124.9	31.3
Net income (loss)	287.8	117.7	241.2	43.2	(73.2)	1,007.4	328.9
Net income (loss) attributable to non-controlling interests in consolidated entities	25.1	11.0	16.7	14.5	(8.3)	72.5	33.9
Net income (loss) attributable to Carlyle Holdings	262.7	106.7	224.5	28.7	(64.9)	934.9	295.0
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	203.8	67.0	155.1	11.2	(54.8)	690.8	178.5
Net income (loss) attributable to The Carlyle Group L.P.	58.9	39.7	69.4	17.5	(10.1)	244.1	116.5
Net income attributable to Series A Preferred Unitholders	6.0	5.9	5.9	5.9	5.9	6.0	23.6
Net income (loss) attributable to The Carlyle Group L.P. Common Unitholders	$52.9	$33.8	$63.5	$11.6	$(16.0)	$238.1	$92.9

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$0.53	$0.34	$0.62	$0.11	$(0.15)	$2.58	$0.89
Diluted	$0.49	$0.30	$0.56	$0.10	$(0.15)	$2.38	$0.82

Income (loss) before provision for income taxes(1) was $(79) million and $395 million for Q4 2018 and Q4 2017, respectively, and $360 million and $1,132 million for 2018 and 2017, respectively. The decrease in income before provision for income taxes in Q4 2018 compared to Q4 2017 was primarily due to a $553 million decrease in investment income, including performance allocations, net of related compensation. The decrease was partially offset by a $98 million increase in fund management fees due to the commencement of the investment period for certain newly raised funds, and a $33 million decrease in general, administrative and other expenses driven by net insurance recoveries.
As it relates to the full year, the decrease in income before provision for income taxes was primarily due to a $869 million decrease in investment income, including performance allocations, net of related compensation, as well as a $184 million increase in general, administrative and other expenses driven by a one-time lease assignment charge in 2018, lower insurance recoveries, and the reversal of certain litigation reserves in 2017. The decrease was partially offset by a $245 million increase in fund management fees due to the commencement of the investment period for certain newly raised funds, and a $71 million adjustment for the revaluation of the tax receivable agreement liability in 2017 related to the passage of the Tax Cuts and Jobs Act of 2017.
The loss before provision for income taxes for Q4 and the full year 2018 includes $58 million in income from our equity method investment in Fortitude Re, which closed in Q4 2018. This amount includes $46 million in gains from changes in fair value of embedded derivatives as a result of accounting principles related to derivatives and hedging (DIG B36 (2)).
Net income (loss) attributable to The Carlyle Group L.P. Common Unitholders was $(16) million or $(0.15) per common unit on a diluted basis for Q4 2018 and $93 million or $0.82 per common unit on a diluted basis for 2018. The provision for income taxes for Q4 2017 and the full year 2017 includes $113 million related to the revaluation of the net deferred tax assets resulting from the Tax Cuts and Jobs Act of 2017.

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Non-GAAP Operating Results

Carlyle Group Summary

						Annual	% Change
$ in millions, except per unit data and where noted
	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	QoQ	YoY	Annual

Fee Related Earnings	$26.7	$28.2	$57.8	$89.0	$175.4	$350.4	97%	557%	83%

Distributable Earnings	155.8	138.9	114.5	210.0	210.5	673.9	0%	35%	1%

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$155.8	$138.9	$114.5	$210.0	$210.5	$673.9

Less: Estimated foreign, state, and local taxes (1)	5.0	7.7	6.9	9.4	5.7	29.7
Less: Preferred unit distributions	6.0	5.9	5.9	5.9	5.9	23.6

Distributable Earnings, After Taxes and Preferred Unit Distributions	$144.8	$125.3	$101.7	$194.7	$198.9	$620.6

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$43.3	$38.5	$31.8	$62.0	$64.4	$196.7

Less: Estimated current corporate income taxes (2)	(0.5)	1.1	1.1	1.2	1.2	4.6

Distributable Earnings Attributable to Common Unitholders	$43.8	$37.4	$30.7	$60.8	$63.2	$192.1

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.44	$0.36	$0.29	$0.56	$0.57	$1.78

Distribution per common unit	$0.33	$0.27	$0.22	$0.42	$0.43	$1.34

Outstanding Units (in millions):

The Carlyle Group L.P. common units outstanding	100.1	101.4	102.1	107.8	107.7	107.7
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	234.8	233.9	233.2	231.5	231.0	231.0
Total outstanding units	334.9	335.3	335.3	339.3	338.7	338.7

Units eligible for distribution (in millions)*	100.5	103.7	106.2	108.3	110.5	110.5
* Units eligible for distributions include approximately 2.7 million common units that will be issued in February 2019 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of December 31, 2018 because they will participate in the unitholder distribution that will be paid on the common units in February 2019.

Totals may not sum due to rounding. See Notes at end of document.

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Carry Fund Appreciation and Net Accrued Performance Revenues
Carlyle's carry fund portfolio depreciated (2)% during Q4 2018, but appreciated 9% in 2018. During Q4 2018, the public portfolio in our Corporate Private Equity, Real Assets and Global Credit carry funds depreciated (27)%, reflecting volatile global equity markets as well as particular weakness in public energy investments. Valuations for the private portfolio, which accounts for more than 90% of the remaining fair value, depreciated only (1)%. Investment Solutions carry funds appreciated 2% during Q4 2018 and 19% in 2018. Fourth quarter carry fund valuations were negatively impacted by movement in the NGP Energy and U.S. Buyout funds, partially offset by strength in our seventh U.S. Real Estate fund, first Equity Opportunities fund and third Europe Technology fund.
Net Accrued Performance Revenues were $1.7 billion as of Q4 2018, down 12% from the prior quarter, largely driven by the impact of fund valuations in the quarter. Compared to Q4 2017, the balance was down 2%, with performance revenue realizations slightly outpacing new accrual over the last twelve months.

	Carry Fund Appreciation/(Depreciation)(1)					2018	Net Accrued Performance Revenues(2) ($ in millions)
	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2018 - Q4 2018	Q4 2018
Overall Carry Fund Appreciation/(Depreciation)	5%	3%	5%	3%	(2)%	9%

Corporate Private Equity	8%	4%	3%	1%	(2)%	5%	$1,069

Real Assets	4%	2%	7%	3%	(7)%	5%	$475
Real Estate	3%	1%	5%	3%	(1)%	8%	$270
Natural Resources (3)	8%	2%	9%	3%	(7)%	6%	$224
Legacy Energy	2%	2%	4%	4%	(16)%	(5)%	$(19)

Global Credit Carry Funds	1%	2%	3%	1%	(2)%	5%	$51

Investment Solutions Carry Funds	3%	4%	8%	5%	2%	19%	$81

Net Accrued Performance Revenues							$1,677

The sum of quarters may not equal LTM due to rounding. See Notes at end of document.

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Carlyle All Segment Results

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Distributable Earnings were $211 million in Q4 2018 and $674 million in 2018. Q4 2018 Distributable Earnings included $175 million in Fee Related Earnings and $43 million in Realized Net Performance Revenues. DE per common unit was $0.57 for Q4 2018 and $1.78 for 2018.

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Fee Related Earnings were $175 million in Q4 2018, up from $27 million in Q4 2017, and were $350 million for 2018, up from $192 million in 2017. During the fourth quarter, Fee Related Earnings were positively impacted by several items that we would not expect to recur at these levels, including $32 million in insurance recoveries related to our former commodities business, $25 million in transaction fees related to a few large investments, $21 million of catch-up management fees and other incremental revenue, as well as $10 million from lower G&A expenses. Adjusting for the impact of these items, Fee Related Earnings for Q4 2018 would be approximately $90 million.

•
Realized Net Performance Revenues were $43 million in Q4 2018, and $320 million in 2018, down from $553 million in 2017. Realized Proceeds of $24.0 billion in 2018 were below the $26.0 billion in 2017, and a higher percentage of 2018 realization activity originated from funds accruing, but not yet realizing performance revenues, compared to 2017.

•
Total Assets Under Management (“AUM”) of $216.5 billion increased 11% compared to Q4 2017 through a combination of $33.1 billion in fundraising and fund appreciation, partially offset by $24.0 billion in realized proceeds to fund investors.

•
Fee-earning AUM of $159.6 billion increased 28% from Q4 2017, driven by fee activations for our latest generation U.S., Europe and Asia buyout funds during 2018. As of year-end 2018, there was $6.5 billion in pending Fee-earning AUM that will turn on fees either through the activation of the underlying fund or additional capital deployment.

Business Drivers

$ in billions, unless noted	Q4 2017	Q4 2018	2017	2018

Fundraising	24.7	$7.1	$43.3	$33.1

Invested Capital (carry funds)	7.2	11.5	22.0	22.4

Realized Proceeds (carry funds)	8.0	4.9	26.0	24.0

Carry Fund Appreciation	5%	(2)%	20%	9%

Financial Metrics

$ in millions	Q4 2017	Q4 2018	2017	2018

Fee Related Earnings (FRE)	$27	$175	$192	$350

+ Realized Net Performance Revenues	118	43	553	320

+ Realized Principal Investment Income	22	5	(26)	48

+ Net Interest	(12)	(13)	(49)	(44)

= Distributable Earnings (DE)	$156	$211	$670	$674

LTM, or last twelve months, refers to the period Q1 2018 through Q4 2018. Prior LTM, or the prior rolling 12-month period, refers to the period Q1 2017 through Q4 2017. Totals may not sum due to rounding.

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Corporate Private Equity (CPE)

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Distributable Earnings were $103 million in Q4 2018 and $350 million in 2018. Q4 2018 Distributable Earnings included $89 million in Fee Related Earnings and $18 million in Realized Net Performance Revenues.

•
Fee Related Earnings were $89 million in Q4 2018, compared to a loss of $17 million in Q4 2017, and totaled $124 million in 2018, up from $26 million in 2017. Management fees were $196 million in Q4 2018, up 64% compared to Q4 2017, driven by fee activations in our latest generation large buyout funds over the last several quarters. Fee Related Earnings were positively impacted by $23 million in transaction fees in the quarter, as well as a higher fee rate on our fourth Europe buyout fund, that stepped down to a lower rate as of January 1, 2019.

•
Realized Net Performance Revenues were $18 million in Q4 2018 and $221 million in 2018, down from $459 million in 2017. Realized Proceeds were $8.8 billion in 2018, lower than the $11.2 billion realized in 2017, with a larger portion of 2018 realizations coming from funds that are accruing, but not yet realizing performance revenues.

•
Invested $7.8 billion in Q4 2018 into 25 different investments. For 2018 overall, CPE invested a record $11.3 billion, surpassing the $11.1 billion deployed in 2017. Notable investments during Q4 2018 included Nouryon (CP VII, CEP IV/V) and Sedgwick (CP VII, CGFSP III).

•
Assets Under Management of $80.8 billion increased 11% from Q4 2017, positively impacted by $17.0 billion of fundraising and offset by $8.8 billion of realizations over the last twelve months. Fee-earning Assets Under Management of $62.4 billion increased 75% from Q4 2017, as we activated fees for our latest U.S., Europe and Asia buyout funds during 2018.

Business Drivers

$ in billions, unless noted	Q4 2017	Q4 2018	2017	2018

Fundraising	$19.1	$2.4	$20.5	$17.0

Invested Capital (carry funds)	3.6	7.8	11.1	11.3

Realized Proceeds (carry funds)	3.4	1.7	11.2	8.8

Carry Fund Appreciation	8%	(2)%	32%	5%

Financial Metrics

$ in millions	Q4 2017	Q4 2018	2017	2018

Fee Related Earnings (FRE)	$(17)	$89	$26	$124

+ Realized Net Performance Revenues	85	18	459	221

+ Realized Principal Investment Income	10	2	25	27

+ Net Interest	(5)	(7)	(22)	(21)

= Distributable Earnings (DE)	$73	$103	$488	$350

Totals may not sum due to rounding.

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Real Assets

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Distributable Earnings were $56 million in Q4 2018 and $207 million in 2018. Q4 2018 Distributable Earnings included $37 million of Fee Related Earnings and $19 million of Realized Net Performance Revenues.

•
Fee Related Earnings were $37 million in Q4 2018, up slightly from $34 million in Q4 2017, and totaled $121 million in 2018, up from $52 million in 2017. Management fees were $89 million in Q4 2018, up 13% from $78 million in Q4 2017. Catch-up management fees in Q4 2018 were $12 million, compared to $3 million in Q4 2017.

•
Realized Net Performance Revenues were $19 million in Q4 2018 and $84 million in 2018, up from $50 million in 2017, driven in part by initial carry realization events in our seventh U.S. Real Estate fund. Realized Proceeds were $5.1 billion in 2018, up from $4.5 billion in 2017.

•	Invested $1.7 billion in the quarter and $5.2 billion in 2018, up from $4.4 billion 2017. During Q4 2018, Natural Resources invested $1.0 billion and Real Estate invested approximately $600 million.

•
Assets Under Management of $45.6 billion increased 6% compared to Q4 2017, driven by fundraising of $5.7 billion during 2018. Fundraising of $2.6 billion in Q4 2018 includes the first closing for our second international energy fund. Fee-earning Assets Under Management of $33.0 billion increased 4% compared to Q4 2017.

Business Drivers

$ in billions, unless noted	Q4 2017	Q4 2018	2017	2018

Fundraising	$3.2	$2.6	$10.2	$5.7

Invested Capital (carry funds)	1.6	1.7	4.4	5.2

Realized Proceeds (carry funds)	1.3	0.9	4.5	5.1

Carry Fund Appreciation	4%	(7)%	19%	5%

Financial Metrics

$ in millions	Q4 2017	Q4 2018	2017	2018

Fee Related Earnings (FRE)	$34	$37	$52	$121

+ Realized Net Performance Revenues	10	19	50	84

+ Realized Principal Investment Income	9	2	(63)	14

+ Net Interest	(3)	(2)	(14)	(11)

= Distributable Earnings (DE)	$50	$56	$25	$207

Totals may not sum due to rounding.

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Global Credit

•	Distributable Earnings were $43 million in Q4 2018 and $78 million for 2018. Q4 2018 Distributable Earnings were substantially driven by $42 million of Fee Related Earnings.

•
Fee Related Earnings were $42 million in Q4 2018, up from $1 million in Q4 2017, and included $32 million of net insurance recoveries in Q4 2018. Q4 2018 management fees of $64 million increased 26% from Q4 2017.

•	Realized Net Performance Revenues were $2 million in Q4 2018 and $5 million in 2018, down from $40 million in 2017.

•
Invested $0.4 billion in Global Credit carry funds in the quarter and $1.2 billion in 2018. Direct lending originated gross new loans of approximately $635 million in the quarter and $2.2 billion in 2018. Our structured credit team raised CLO par value of $1.0 billion in the quarter and $4.6 billion in 2018.

•
Assets Under Management of $44.4 billion increased 33% and Fee-earning Assets Under Management of $35.2 billion increased 29% compared to Q4 2017, both driven by $6.3 billion of fundraising and the acquisition of Carlyle Aviation Partners.

•
On December 19, 2018, Carlyle completed its previously announced acquisition of Carlyle Aviation Partners. The acquisition added $5.8 billion in Assets Under Management and $4.1 billion of Fee-earning Assets Under Management as of Q4 2018. The acquisition had an immaterial impact on Q4 2018 Fee Related Earnings and Distributable Earnings.

Business Drivers

$ in billions, unless noted	Q4 2017	Q4 2018	2017	2018

Fundraising	$1.7	$1.4	$6.6	$6.3

Invested Capital (carry funds)	0.8	0.4	2.1	1.2

Realized Proceeds (carry funds)	0.3	0.2	0.6	0.8

Carry Fund Appreciation	1%	(2)%	11%	5%

Financial Metrics

$ in millions	Q4 2017	Q4 2018	2017	2018

Fee Related Earnings (FRE)	$1	$42	$82	$72

+ Realized Net Performance Revenues	21	2	40	5

+ Realized Principal Investment Income	3	1	12	8

+ Net Interest	(2)	(2)	(7)	(8)

= Distributable Earnings (DE)	$23	$43	$127	$78

Totals may not sum due to rounding.

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Investment Solutions

•
Distributable Earnings were $9 million in Q4 2018 and $39 million in 2018. Q4 2018 Distributable Earnings were driven by $7 million of Fee Related Earnings and $4 million of Realized Net Performance Revenues.

•
Fee Related Earnings were $7 million in Q4 2018, down from $9 million in Q4 2017, and totaled $34 million for 2018, up from $32 million in 2017. Management fees were $42 million in Q4 2018, in line with Q4 2017. Fee-earning Assets Under Management of $29.1 billion were down 4% compared to Q4 2017, reflecting the continued runoff of legacy commitments at AlpInvest, partially offset by new capital and investment activity.

•
Realized Net Performance Revenues of $4 million in Q4 2018 were up from $2 million in Q4 2017, and totaled $10 million in 2018 compared to $3 million in 2017, reflecting an increasing share of performance revenues accruing to Carlyle over time.

•	Invested $1.6 billion in Investment Solutions carry funds and vehicles during Q4 2018 and $4.7 billion in 2018, slightly higher than 2017.

•
Assets Under Management of $45.7 billion decreased 1% compared to Q4 2017, largely attributable to $9.4 billion of realized proceeds over the last twelve months. Fundraising of $4.2 billion in 2018 was driven by more than $3 billion raised across the AlpInvest platform, as well as Metropolitan's latest Secondaries program, which closed with $1.2 billion of total commitments.

Business Drivers

$ in billions, unless noted	Q4 2017	Q4 2018	2017	2018

Fundraising	$0.7	$0.6	$5.9	$4.2

Invested Capital (carry funds)	1.2	1.6	4.4	4.7

Realized Proceeds (carry funds)	2.9	2.2	9.6	9.4

Carry Fund Appreciation	3%	2%	10%	19%

Financial Metrics

$ in millions	Q4 2017	Q4 2018	2017	2018

Fee Related Earnings (FRE)	$9	$7	$32	$34

+ Realized Net Performance Revenues	2	4	3	10

+ Realized Principal Investment Income	—	—	—	—

+ Net Interest	(1)	(2)	(5)	(5)

= Distributable Earnings (DE)	$10	$9	$30	$39

Totals may not sum due to rounding. See Notes at end of document.

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Fund Activity Metrics ($ in billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital (Carry Funds only)

Realized Proceeds (Carry Funds only)

Totals may not sum due to rounding.

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Assets Under Management and Remaining Fair Value of Capital

Assets Under Management of $216.5 billion increased 11% compared to $195.1 billion in Q4 2017. During Q4 2018, the acquisition of Carlyle Aviation Partners added $5.8 billion to AUM, which helped drive a 33% increase in Global Credit AUM during 2018. The remaining fair value of $79 billion in our Corporate Private Equity, Real Assets and Global Credit carry funds was up 11% compared to Q4 2017.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q4 2018	Q3 2018%		Q4 2017%

Corporate Private Equity	80.8	81.6	(1)%	72.6	11%
Real Assets	45.6	46.0	(1)%	42.9	6%
Global Credit	44.4	37.4	19%	33.3	33%
Investment Solutions	45.7	47.3	(3)%	46.3	(1)%
Total	216.5	212.3	2%	195.1	11%

Data as of December 31, 2018. Totals may not sum due to rounding. See Notes and definitions of AUM roll forward components at end of document.

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Fee-earning Assets Under Management

Fee-earning Assets Under Management of $159.6 billion increased 28% from Q4 2017. This amount excludes the positive impact of pending Fee-earning Assets Under Management, which was $6.5 billion as of Q4 2018. During Q4 2018, the acquisition of Carlyle Aviation Partners added $4.1 billion to Fee-earning AUM, which helped drive a 29% increase in Global Credit Fee-earning AUM during 2018.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q4 2018	Q3 2018%		Q4 2017%

Corporate Private Equity	62.4	56.3	11%	35.6	75%
Real Assets	33.0	31.6	4%	31.6	4%
Global Credit	35.2	30.1	17%	27.3	29%
Investment Solutions	29.1	29.5	(1)%	30.2	(4)%
Total	159.6	147.4	8%	124.6	28%

Data as of December 31, 2018. Totals may not sum due to rounding.

Balance Sheet Highlights

Key Balance Sheet Items (1) ($ in millions)	December 31, 2018
Cash, Cash Equivalents and Corporate Treasury Investments (2)	$681.3
Net accrued performance revenues (3)	$1,676.5
Investments attributable to Carlyle unitholders (4), (5)	$1,515.1
Debt obligations (4)	$1,550.4
Amounts drawn on revolving credit line ($750 million capacity)	$—
5.875% Series A Preferred Units	$387.5
During Q4 2018, Carlyle repurchased and retired approximately 1.1 million units for an aggregate purchase price of $20 million as part of its unit repurchase program. Year-to-date through December 31, 2018, Carlyle repurchased and retired 4.9 million units for an aggregate purchase price of $108 million. In December 2018, Carlyle's Board of Directors authorized the repurchase of $200 million of units, inclusive of amounts remaining under the initial repurchase program. Therefore as of December 31, 2018, we had $200 million remaining in our repurchase authorization.

(1)	The amounts presented exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenues, as well as cash and debt associated with Carlyle’s consolidated funds.

(2)
Corporate treasury investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with maturities of greater than three months when purchased.

(3)
Net accrued performance revenues as of December 31, 2018 are net of $63.2 million in accrued giveback obligations and $1,840.2 million in accrued performance allocations and incentive fee compensation related to non-controlling interests.

(4)	Excludes the impact of approximately $309.9 million of loans used to finance investments in CLOs.

(5)
Investments include the $414.0 million investment in Fortitude Re, excluding the impact of unrealized gains on embedded derivatives included in Fortitude Re's U.S. GAAP financial statements, and exclude the equity investments by Carlyle in NGP Energy Capital Management.

Page | 12

Distributions
The Board of Directors has declared a quarterly distribution of $0.43 per common unit to holders of record at the close of business on February 19, 2019, payable on February 26, 2019. For full year 2018, the Board of Directors declared $1.34 in aggregate distributions to common unitholders.
The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on March 1, 2019, payable on March 15, 2019.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 6, 2019, to announce its fourth quarter and full year 2018 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with $216 billion of assets under management across 343 investment vehicles as of December 31, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 31 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/illuminate-commentary/podcasts
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Elizabeth Gill
Phone: +1 (212) 813-4527    Phone: +1 (202) 729-5385
daniel.harris@carlyle.com    elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Year Ended
	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$279.3	$377.4	1,026.9	1,272.0
Incentive fees	8.2	9.7	35.3	30.2
Investment income (loss)
Performance allocations	574.9	(324.5)	2,058.6	622.9
Principal investment income	89.5	9.6	232.0	186.3
Total investment income	664.4	(314.9)	2,290.6	809.2
Interest and other income	10.8	26.4	36.7	101.3
Interest and other income of Consolidated Funds	45.1	53.1	177.7	214.5
Revenue of a real estate VIE	—	—	109.0	—
Total revenues	1,007.8	151.7	3,676.2	2,427.2

Expenses
Compensation and benefits
Cash-based compensation and benefits	181.6	196.8	652.7	746.7
Equity-based compensation	78.5	40.4	320.3	239.9
Performance allocations and incentive fee related compensation	276.5	(149.7)	988.3	376.3
Total compensation and benefits	536.6	87.5	1,961.3	1,362.9
General, administrative and other expenses	105.9	72.7	276.8	460.7
Interest	17.1	19.6	65.5	82.2
Interest and other expenses of Consolidated Funds	36.7	42.9	197.6	164.6
Interest and other expenses of a real estate VIE	—	—	202.5	—
Other non-operating (income) expense	(71.5)	0.2	(71.4)	1.1
Total expenses	624.8	222.9	2,632.3	2,071.5

Other income
Net investment gains (losses) of Consolidated Funds	12.0	(7.5)	88.4	4.5

Income (loss) before provision for income taxes	395.0	(78.7)	1,132.3	360.2
Provision (benefit) for income taxes	107.2	(5.5)	124.9	31.3
Net income (loss)	287.8	(73.2)	1,007.4	328.9
Net income (loss) attributable to non-controlling interests in consolidated entities	25.1	(8.3)	72.5	33.9
Net income (loss) attributable to Carlyle Holdings	262.7	(64.9)	934.9	295.0
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	203.8	(54.8)	690.8	178.5
Net income (loss) attributable to The Carlyle Group L.P.	58.9	(10.1)	244.1	116.5
Net income attributable to Series A Preferred Unitholders	6.0	5.9	6.0	23.6
Net income (loss) attributable to The Carlyle Group L.P. Common Unitholders	$52.9	$(16.0)	$238.1	$92.9

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$0.53	$(0.15)	$2.58	$0.89
Diluted (1)	$0.49	$(0.15)	$2.38	$0.82

Weighted-average common units
Basic	99,026,789	107,940,384	92,136,959	104,198,089
Diluted	107,639,911	107,940,384	100,082,548	113,389,443

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Year Ended
Total Segment Revenues	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$289.8	$355.2	$391.0	$1,081.0	$1,361.8
Portfolio advisory fees, net and other	7.7	9.8	6.0	32.1	31.1
Transaction fees, net	11.9	—	25.3	26.9	32.1
Total segment fee revenues	309.4	365.0	422.3	1,140.0	1,425.0
Realized performance revenues	238.6	260.2	111.7	1,085.3	682.4
Realized principal investment income (loss)	22.4	7.0	4.7	(25.8)	48.1
Interest income	5.5	9.1	6.7	16.7	30.4
Total Segment Revenues	$575.9	$641.3	$545.4	$2,216.2	$2,185.9

	Three Months Ended			Year Ended
Total Segment Expenses	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	180.4	186.4	192.9	658.0	740.7
Realized performance revenues related compensation	120.3	136.3	68.6	532.7	362.7
Total compensation and benefits	300.7	322.7	261.5	1,190.7	1,103.4
General, administrative, and other indirect expenses	94.4	80.9	44.2	258.9	298.8
Depreciation and amortization expense	7.9	8.7	9.8	31.1	35.1
Interest expense	17.1	19.0	19.4	65.5	74.7
Total Segment Expenses	$420.1	$431.3	$334.9	$1,546.2	$1,512.0

	Three Months Ended			Year Ended
Total Segments	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Total Segment Revenues	$575.9	$641.3	$545.4	$2,216.2	$2,185.9
Total Segment Expenses	420.1	431.3	334.9	1,546.2	1,512.0
(=) Distributable Earnings	155.8	210.0	210.5	670.0	673.9
(-) Realized Net Performance Revenues	118.3	123.9	43.1	552.6	319.7
(-) Realized Principal Investment Income (Loss)	22.4	7.0	4.7	(25.8)	48.1
(+) Net Interest	11.6	9.9	12.7	48.8	44.3
(=) Fee Related Earnings	$26.7	$89.0	$175.4	$192.0	$350.4

Page | 15

Total Segment Information (Unaudited), cont.

	Three Months Ended					Year Ended

Total Segment Revenues	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$289.8	$287.5	$328.1	$355.2	$391.0	$1,081.0	$1,361.8
Portfolio advisory fees, net and other	7.7	9.7	5.6	9.8	6.0	32.1	31.1
Transaction fees, net	11.9	3.0	3.8	—	25.3	26.9	32.1
Total segment fee revenues	309.4	300.2	337.5	365.0	422.3	1,140.0	1,425.0
Realized performance revenues	238.6	211.0	99.5	260.2	111.7	1,085.3	682.4
Realized principal investment income (loss)	22.4	18.7	17.7	7.0	4.7	(25.8)	48.1
Interest income	5.5	6.7	7.9	9.1	6.7	16.7	30.4
Total Segment Revenues	$575.9	$536.6	$462.6	$641.3	$545.4	$2,216.2	$2,185.9

	Three Months Ended					Year Ended

Total Segment Expenses	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	180.4	189.1	172.3	186.4	192.9	658.0	740.7
Realized performance revenues related compensation	120.3	107.9	49.9	136.3	68.6	532.7	362.7
Total compensation and benefits	300.7	297.0	222.2	322.7	261.5	1,190.7	1,103.4
General, administrative, and other indirect expenses	94.4	74.8	98.9	80.9	44.2	258.9	298.8
Depreciation and amortization expense	7.9	8.1	8.5	8.7	9.8	31.1	35.1
Interest expense	17.1	17.8	18.5	19.0	19.4	65.5	74.7
Total Segment Expenses	$420.1	$397.7	$348.1	$431.3	$334.9	$1,546.2	$1,512.0

	Three Months Ended					Year Ended

Total Segments	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Total Segment Revenues	$575.9	$536.6	$462.6	$641.3	$545.4	$2,216.2	$2,185.9
Total Segment Expenses	420.1	397.7	348.1	431.3	334.9	1,546.2	1,512.0
(=) Distributable Earnings	155.8	138.9	114.5	210.0	210.5	670.0	673.9
(-) Realized Net Performance Revenues	118.3	103.1	49.6	123.9	43.1	552.6	319.7
(-) Realized Principal Investment Income (Loss)	22.4	18.7	17.7	7.0	4.7	(25.8)	48.1
(+) Net Interest	11.6	11.1	10.6	9.9	12.7	48.8	44.3
(=) Fee Related Earnings	$26.7	$28.2	$57.8	$89.0	$175.4	$192.0	$350.4

Page | 16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended					Year Ended

Corporate Private Equity	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$119.3	$114.1	$148.0	$175.8	$196.2	$471.0	$634.1
Portfolio advisory fees, net and other	5.1	6.3	3.4	7.6	3.8	21.2	21.1
Transaction fees, net	8.2	0.3	3.6	—	22.8	22.4	26.7
Total segment fee revenues	132.6	120.7	155.0	183.4	222.8	514.6	681.9
Realized performance revenues	162.7	188.0	52.0	143.6	32.3	831.5	415.9
Realized principal investment income	9.8	7.9	12.3	4.2	2.2	25.4	26.6
Interest income	1.8	2.0	2.5	3.0	1.8	5.5	9.3
Total revenues	306.9	318.6	221.8	334.2	259.1	1,377.0	1,133.7

Expenses
Compensation and benefits
Cash-based compensation and benefits	110.3	97.2	90.5	93.9	91.6	340.7	373.2
Realized performance revenues related compensation	77.5	90.7	24.0	66.1	14.5	372.9	195.3
Total compensation and benefits	187.8	187.9	114.5	160.0	106.1	713.6	568.5
General, administrative, and other indirect expenses	35.9	32.9	56.5	41.1	37.1	132.3	167.6
Depreciation and amortization expense	3.8	4.0	4.2	4.3	4.8	15.3	17.3
Interest expense	6.8	7.0	7.1	7.5	8.3	27.9	29.9
Total expenses	234.3	231.8	182.3	212.9	156.3	889.1	783.3

(=) Distributable Earnings	72.6	86.8	39.5	121.3	102.8	487.9	350.4
(-) Realized Net Performance Revenues	85.2	97.3	28.0	77.5	17.8	458.6	220.6
(-) Realized Principal Investment Income	9.8	7.9	12.3	4.2	2.2	25.4	26.6
(+) Net Interest	5.0	5.0	4.6	4.5	6.5	22.4	20.6
(=) Fee Related Earnings	$(17.4)	$(13.4)	$3.8	$44.1	$89.3	$26.3	$123.8

Page | 17

Real Assets Segment Results (Unaudited)

	Three Months Ended					Year Ended

Real Assets	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$78.0	$74.4	$78.7	$76.3	$88.5	$263.6	$317.9
Portfolio advisory fees, net and other	1.1	1.5	1.1	0.9	1.0	3.0	4.5
Transaction fees, net	3.7	2.7	0.1	—	1.6	4.5	4.4
Total segment fee revenues	82.8	78.6	79.9	77.2	91.1	271.1	326.8
Realized performance revenues	18.4	7.8	33.6	73.7	35.2	92.0	150.3
Realized principal investment income (loss)	9.2	8.2	3.1	0.6	1.6	(63.2)	13.5
Interest income	1.0	0.9	1.2	1.5	0.8	3.0	4.4
Total revenues	111.4	95.5	117.8	153.0	128.7	302.9	495.0

Expenses
Compensation and benefits
Cash-based compensation and benefits	20.9	34.7	29.3	33.7	37.4	128.1	135.1
Realized performance revenues related compensation	8.2	4.0	15.0	31.8	15.8	41.6	66.6
Total compensation and benefits	29.1	38.7	44.3	65.5	53.2	169.7	201.7
General, administrative, and other indirect expenses	25.9	18.1	15.9	15.5	14.6	84.3	64.1
Depreciation and amortization expense	1.8	1.6	1.6	1.7	1.9	7.1	6.8
Interest expense	4.3	3.9	4.1	4.1	3.2	17.0	15.3
Total expenses	61.1	62.3	65.9	86.8	72.9	278.1	287.9

(=) Distributable Earnings	50.3	33.2	51.9	66.2	55.8	24.8	207.1
(-) Realized Net Performance Revenues	10.2	3.8	18.6	41.9	19.4	50.4	83.7
(-) Realized Principal Investment Income (Loss)	9.2	8.2	3.1	0.6	1.6	(63.2)	13.5
(+) Net Interest	3.3	3.0	2.9	2.6	2.4	14.0	10.9
(=) Fee Related Earnings	$34.2	$24.2	$33.1	$26.3	$37.2	$51.6	$120.8

Page | 18

Global Credit Segment Results (Unaudited)

	Three Months Ended					Year Ended

Global Credit	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$50.7	$58.7	$59.8	$60.4	$64.1	$191.5	$243.0
Portfolio advisory fees, net and other	1.4	1.7	1.0	1.2	1.2	7.5	5.1
Transaction fees, net	—	—	0.1	—	0.9	—	1.0
Total segment fee revenues	52.1	60.4	60.9	61.6	66.2	199.0	249.1
Realized performance revenues	37.6	1.1	4.7	0.1	3.9	75.4	9.8
Realized principal investment income	3.3	2.5	2.4	2.2	0.8	11.9	7.9
Interest income	2.5	3.3	3.9	4.2	3.9	7.1	15.3
Total revenues	95.5	67.3	71.9	68.1	74.8	293.4	282.1

Expenses
Compensation and benefits
Cash-based compensation and benefits	28.3	34.0	30.5	36.6	39.3	104.5	140.4
Realized performance revenues related compensation	16.8	0.6	2.1	—	1.8	35.0	4.5
Total compensation and benefits	45.1	34.6	32.6	36.6	41.1	139.5	144.9
General, administrative, and other indirect expenses	21.9	15.8	17.3	14.2	(16.8)	7.4	30.5
Depreciation and amortization expense	1.3	1.4	1.6	1.5	1.8	5.1	6.3
Interest expense	4.5	5.3	5.8	5.8	6.0	14.5	22.9
Total expenses	72.8	57.1	57.3	58.1	32.1	166.5	204.6

(=) Distributable Earnings	22.7	10.2	14.6	10.0	42.7	126.9	77.5
(-) Realized Net Performance Revenues	20.8	0.5	2.6	0.1	2.1	40.4	5.3
(-) Realized Principal Investment Income	3.3	2.5	2.4	2.2	0.8	11.9	7.9
(+) Net Interest	2.0	2.0	1.9	1.6	2.1	7.4	7.6
(=) Fee Related Earnings	$0.6	$9.2	$11.5	$9.3	$41.9	$82.0	$71.9

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended					Year Ended

Investment Solutions	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$41.8	$40.3	$41.6	$42.7	$42.2	$154.9	$166.8
Portfolio advisory fees, net and other	0.1	0.2	0.1	0.1	—	0.4	0.4
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	41.9	40.5	41.7	42.8	42.2	155.3	167.2
Realized performance revenues	19.9	14.1	9.2	42.8	40.3	86.4	106.4
Realized principal investment income (loss)	0.1	0.1	(0.1)	—	0.1	0.1	0.1
Interest income	0.2	0.5	0.3	0.4	0.2	1.1	1.4
Total revenues	62.1	55.2	51.1	86.0	82.8	242.9	275.1

Expenses
Compensation and benefits
Cash-based compensation and benefits	20.9	23.2	22.0	22.2	24.6	84.7	92.0
Realized performance revenues related compensation	17.8	12.6	8.8	38.4	36.5	83.2	96.3
Total compensation and benefits	38.7	35.8	30.8	60.6	61.1	167.9	188.3
General, administrative, and other indirect expenses	10.7	8.0	9.2	10.1	9.3	34.9	36.6
Depreciation and amortization expense	1.0	1.1	1.1	1.2	1.3	3.6	4.7
Interest expense	1.5	1.6	1.5	1.6	1.9	6.1	6.6
Total expenses	51.9	46.5	42.6	73.5	73.6	212.5	236.2

(=) Distributable Earnings	10.2	8.7	8.5	12.5	9.2	30.4	38.9
(-) Realized Net Performance Revenues	2.1	1.5	0.4	4.4	3.8	3.2	10.1
(-) Realized Principal Investment Income (Loss)	0.1	0.1	(0.1)	—	0.1	0.1	0.1
(+) Net Interest	1.3	1.1	1.2	1.2	1.7	5.0	5.2
(=) Fee Related Earnings	$9.3	$8.2	$9.4	$9.3	$7.0	$32.1	$33.9

Page | 20

Total Assets Under Management Roll Forward (Unaudited)

	Three Months Ended December 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$81,638	$45,987	$37,405	$47,274	$212,304
Acquisitions/(Divestments) (1)	—	—	5,791	—	5,791
New Commitments (2)	2,449	2,611	1,440	619	7,119
Outflows (3)	(1,954)	(705)	(74)	(2,239)	(4,972)
Market Appreciation/(Depreciation) (4)	(868)	(1,522)	(79)	744	(1,725)
Foreign Exchange Gain/(Loss) (5)	(133)	(39)	(103)	(462)	(737)
Other (6)	(373)	(692)	37	(282)	(1,310)
Balance, End of Period	$80,759	$45,640	$44,417	$45,654	$216,470

	For the Twelve Months Ended December 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$72,558	$42,888	$33,324	$46,291	$195,061
Acquisitions/(Divestments) (1)	—	—	5,791	—	5,791
New Commitments (2)	16,878	5,698	6,272	4,063	32,911
Outflows (3)	(8,709)	(4,186)	(860)	(9,641)	(23,396)
Market Appreciation/(Depreciation) (4)	2,050	1,696	171	6,826	10,743
Foreign Exchange Gain/(Loss) (5)	(682)	(147)	(332)	(1,717)	(2,878)
Other (6)	(1,336)	(309)	51	(168)	(1,762)
Balance, End of Period	$80,759	$45,640	$44,417	$45,654	$216,470

Fee-earning AUM Roll Forward (Unaudited)

	Three Months Ended December 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$56,300	$31,587	$30,050	$29,464	$147,401
Acquisitions/(Divestments) (8)	—	—	4,093	—	4,093
Inflows, including Fee-paying Commitments (9)	7,250	1,988	1,232	1,334	11,804
Outflows, including Distributions (10)	(1,171)	(511)	(164)	(1,318)	(3,164)
Market Appreciation/(Depreciation) (11)	—	20	30	(105)	(55)
Foreign Exchange and other (12)	(21)	(107)	(89)	(310)	(527)
Balance, End of Period	$62,358	$32,977	$35,152	$29,065	$159,552

	For the Twelve Months Ended December 31, 2018
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$35,584	$31,599	$27,262	$30,150	$124,595
Acquisitions/(Divestments) (8)	—	—	4,093	—	4,093
Inflows, including Fee-paying Commitments (9)	31,485	4,408	5,086	5,092	46,071
Outflows, including Distributions (10)	(4,405)	(2,818)	(1,228)	(5,035)	(13,486)
Market Appreciation/(Depreciation) (11)	11	58	35	(74)	30
Foreign Exchange and other (12)	(317)	(270)	(96)	(1,068)	(1,751)
Balance, End of Period	$62,358	$32,977	$35,152	$29,065	$159,552

*As of December 31, 2018, the Legacy Energy Funds had, in the aggregate, approximately $4.1 billion in AUM and $3.4 billion in Fee-earning AUM. NGP VIII, NGP IX, or in the case of NGP M&R and NGP ETP II, certain affiliated entities (collectively, the “NGP Predecessor Funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of December 31, 2018, the NGP Predecessor Funds and carry funds had, in the aggregate, approximately $14.1 billion in AUM and $12.6 billion in Fee-earning AUM.

See Notes at end of document.

Page | 21

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2018					As of December 31, 2018
Corporate Private Equity	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7) (12)	Net IRR (8) (12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	1995	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	2005	$7,850.0	$7,612.6	$17,954.5	2.4x	16%	13%	$7,612.6	$17,954.5	2.4x	16%
CP V	2007	$13,719.7	$13,190.9	$27,724.5	2.1x	18%	14%	$9,836.1	$25,330.5	2.6x	25%
CP VI	2014	$13,000.0	$12,703.0	$18,180.3	1.4x	17%	11%	$1,972.9	$4,885.9	2.5x	36%
CEP I	1998	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	2003	€1,805.4	€2,048.4	€4,126.6	2.0x	36%	20%	€1,883.8	€4,106.8	2.2x	43%
CEP III	2007	€5,294.9	€5,138.0	€11,662.2	2.3x	19%	14%	€4,389.9	€11,253.3	2.6x	21%
CEP IV	2014	€3,669.5	€3,693.1	€4,798.0	1.3x	18%	9%	€243.7	€637.5	2.6x	65%
CAP I	1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2006	$1,810.0	$1,628.2	$3,081.4	1.9x	11%	8%	$1,628.2	$3,081.4	1.9x	11%
CAP III	2008	$2,551.6	$2,543.2	$4,667.4	1.8x	17%	11%	$2,071.8	$4,301.4	2.1x	20%
CAP IV	2014	$3,880.4	$3,855.0	$5,080.2	1.3x	13%	8%	$469.1	$899.0	1.9x	23%
CJP I	2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	2006	¥165,600.0	¥141,866.7	¥211,061.1	1.5x	7%	4%	¥134,666.7	¥203,831.2	1.5x	7%
CGFSP I	2008	$1,100.2	$1,080.7	$2,476.0	2.3x	20%	14%	$1,080.7	$2,476.0	2.3x	20%
CGFSP II	2013	$1,000.0	$942.7	$1,459.9	1.5x	22%	14%	$283.1	$580.6	2.1x	33%
CEOF I	2011	$1,119.1	$1,168.2	$1,718.8	1.5x	13%	9%	$346.9	$846.3	2.4x	38%
CETP II	2008	€521.6	€437.4	€1,265.3	2.9x	27%	19%	€359.7	€1,180.7	3.3x	30%
CAGP IV	2008	$1,041.4	$954.1	$1,333.9	1.4x	9%	4%	$532.1	$983.2	1.8x	15%
All Other Funds (9)	Various		$5,027.7	$7,900.9	1.6x	16%	7%	$4,009.5	$6,394.4	1.6x	17%
Coinvestment and SMAs (10)	Various		$10,791.5	$24,355.4	2.3x	36%	33%	$7,142.3	$20,987.4	2.9x	36%
Total Fully Invested/Committed Funds			$83,324.1	$163,316.6	2.0x	26%	18%	$53,663.0	$130,687.7	2.4x	27%
Funds in the Investment Period (6)
CP VII	2018	$18,510.0	$3,828.4	$3,649.8	1.0x	NM	NM
CEP V	2018	€5,905.2	€875.1	€858.8	1.0x	NM	NM
CAP V	2018	$6,554.2	$674.5	$661.4	1.0x	NM	NM
CGP	2015	$3,588.0	$2,651.5	$3,046.2	1.1x	8%	6%
CJP III	2013	¥119,505.1	¥60,094.5	¥144,691.9	2.4x	30%	20%
CEOF II	2015	$2,400.0	$1,467.3	$1,670.1	1.1x	NM	NM
CETP III	2014	€656.6	€511.9	€932.3	1.8x	40%	25%
All Other Funds (11)	Various		$1,028.9	$1,114.0	1.1x	NM	NM
Coinvestment and SMAs (10)	Various		$2,523.5	$2,734.5	1.1x	NM	NM
Total Funds in the Investment Period			$14,310.0	$16,245.9	1.1x	13%	5%	$478.0	$1,399.5	2.9x	42%
TOTAL CORPORATE PRIVATE EQUITY (13)			$97,634.1	$179,562.5	1.8x	26%	18%	$54,141.1	$132,087.3	2.4x	27%

Page | 22

Real Assets and Global Credit Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2018					As of December 31, 2018
Real Assets	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7) (12)	Net IRR (8) (12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7) (12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	2000	$564.1	$522.5	$1,784.6	3.4x	44%	30%	$522.5	$1,784.6	3.4x	44%
CRP IV	2004	$950.0	$1,259.4	$1,930.1	1.5x	7%	4%	$1,203.0	$1,892.7	1.6x	7%
CRP V	2006	$3,000.0	$3,373.3	$5,528.9	1.6x	12%	8%	$3,075.7	$4,987.4	1.6x	12%
CRP VI	2010	$2,340.0	$2,188.6	$4,008.8	1.8x	28%	19%	$1,671.4	$3,378.6	2.0x	33%
CRP VII	2014	$4,161.6	$3,574.6	$5,333.3	1.5x	22%	14%	$968.5	$1,828.7	1.9x	30%
CEREP I	2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€826.7	€132.3	0.2x	Neg
CEREP III	2007	€2,229.5	€2,052.5	€2,468.0	1.2x	4%	1%	€1,911.5	€2,371.7	1.2x	5%
CIP	2006	$1,143.7	$1,069.8	$1,426.7	1.3x	6%	3%	$1,013.4	$1,385.9	1.4x	6%
NGP X	2012	$3,586.0	$3,278.6	$3,988.7	1.2x	7%	3%	$1,382.9	$2,426.3	1.8x	24%
NGP XI	2014	$5,325.0	$4,548.2	$6,390.6	1.4x	22%	15%	$385.3	$576.1	1.5x	41%
Energy II	2002	$1,100.0	$1,334.8	$3,130.0	2.3x	81%	55%	$1,334.8	$3,130.0	2.3x	81%
Energy III	2005	$3,800.0	$3,569.7	$5,597.9	1.6x	10%	6%	$3,096.4	$5,044.8	1.6x	12%
Energy IV	2007	$5,979.1	$6,336.1	$7,992.9	1.3x	7%	3%	$4,880.3	$6,559.8	1.3x	9%
Renew II	2008	$3,417.5	$2,833.5	$4,235.0	1.5x	8%	5%	$1,479.3	$2,358.9	1.6x	12%
All Other Funds (14)	Various		$3,311.7	$3,587.7	1.1x	3%	Neg	$2,662.1	$3,023.2	1.1x	5%
Coinvestment and SMAs (10)	Various		$5,241.0	$9,062.0	1.7x	16%	13%	$4,361.7	$7,551.1	1.7x	19%
Total Fully Invested/Committed Funds			$46,338.1	$67,769.2	1.5x	12%	7%	$31,764.1	$49,594.6	1.6x	14%
Funds in the Investment Period (6)
CRP VIII	2017	$5,505.1	$890.1	$910.7	1.0x	NM	NM
CIEP I	2013	$2,500.0	$1,815.5	$2,793.2	1.5x	29%	15%
NGP XII	2017	$3,967.3	$1,068.9	$1,145.7	1.1x	NM	NM
CPP II	2014	$1,526.7	$925.7	$1,111.3	1.2x	12%	4%
CPI	2016	$2,088.3	$1,565.5	$1,790.4	1.1x	NM	NM
CGIOF	2018	$1,300.6	$—	$—	n/a	NM	NM
All Other Funds (15)	Various		$163.1	$158.7	1.0x	NM	NM
Coinvestment and SMAs (10)	Various		$1,151.7	$1,760.3	1.5x	NM	NM
Total Funds in the Investment Period			$7,580.5	$9,670.4	1.3x	23%	12%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$53,918.7	$77,439.5	1.4x	12%	7%	$31,764.1	$49,594.6	1.6x	14%

Page | 23

			TOTAL INVESTMENTS
			As of December 31, 2018			Inception to December 31, 2018
Global Credit (Carry Funds Only)	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7) (12)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	2007	$1,352.3	$1,352.3	$2,479.1	1.8x	17%	11%
CSP III	2011	$702.8	$702.8	$1,174.4	1.7x	29%	18%
CEMOF I	2011	$1,382.5	$1,601.4	$1,368.3	0.9x	Neg	Neg
All Other Funds (16)			$2,321.3	$3,407.1	1.5x	14%	9%
Coinvestment and SMAs (10)			$488.2	$397.7	0.8x	NM	NM
Total Fully Invested/Committed Funds			$6,465.9	$8,826.6	1.4x	12%	6%
Funds in the Investment Period (6)
CSP IV	2016	$2,500.0	$942.5	$1,116.7	1.2x	NM	NM
CEMOF II	2015	$2,819.2	$1,025.1	$1,158.0	1.1x	NM	NM
CCOF	2017	$1,061.9	$420.2	$449.1	1.1x	NM	NM
All Other Funds			$829.4	$887.2	1.1x	NM	NM
Coinvestment and SMAs (10)			$573.6	$661.8	1.2x	NM	NM
Total Funds in the Investment Period			$3,790.8	$4,272.7	1.1x	NM	NM
TOTAL Global Credit			$10,256.7	$13,099.4	1.3x	12%	6%

Page | 24

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of December 31, 2018
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (12) (21)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
AlpInvest
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,290.4	€7,068.6	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,865.3	€7,889.6	1.6x	10%	10%
Main Fund III - Fund Investments	2005	€11,500.0	€12,949.2	€21,443.5	1.7x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€5,281.8	€9,245.0	1.8x	17%	17%
Main Fund V - Fund Investments	2012	€5,080.0	€4,694.1	€6,627.1	1.4x	15%	14%
Main Fund VI - Fund Investments	2015	€1,106.4	€685.7	€840.9	1.2x	18%	16%
Main Fund I - Secondary Investments	2002	€519.4	€479.0	€906.4	1.9x	58%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,016.0	€1,859.4	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,370.2	€3,651.1	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,950.3	€3,351.7	1.7x	19%	18%
Main Fund V - Secondary Investments	2011	€4,272.8	€4,039.2	€6,668.8	1.7x	22%	20%
Main Fund II - Co-Investments	2003	€1,090.0	€907.5	€2,521.4	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,800.9	€3,839.2	1.4x	5%	4%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,355.0	€3,588.6	2.6x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,032.9	€2,300.2	2.2x	28%	26%
Main Fund VI - Co-Investments	2014	€1,114.6	€938.1	€1,772.2	1.9x	27%	25%
Main Fund II - Mezzanine Investments	2004	€700.0	€761.4	€1,050.8	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,981.0	€2,670.1	1.3x	10%	9%
All Other Funds (22)	Various		€2,473.2	€3,338.5	1.3x	14%	10%
Total Fully Committed Funds			€54,871.3	€90,633.0	1.7x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€5,184.5	€1,818.5	€1,966.5	1.1x	NM	NM
Main Fund VII - Co-Investments	2017	€2,484.7	€795.3	€826.9	1.0x	NM	NM
All Other Funds (22)	Various		€1,025.9	€1,224.9	1.2x	16%	14%
Total Funds in the Commitment Period			€3,639.7	€4,018.3	1.1x	10%	7%
TOTAL ALPINVEST			€58,511.0	€94,651.4	1.6x	13%	12%
TOTAL ALPINVEST (USD) (23)			$66,984.5	$108,358.7	1.6x

Metropolitan Real Estate
Fully Committed Funds (18)	Various		$3,028.4	$3,957.8	1.3x	7%	4%

MRE Secondaries Fund II	2017	$1,163.0	$147.1	$167.5	1.1x	NM	NM
All Other Funds in the Commitment Period	Various		$65.0	$73.2	1.1x	NM	NM
Total Funds in the Commitment Period (18)			$212.2	$240.7	1.1x	NM	NM

TOTAL METROPOLITAN REAL ESTATE			$3,240.6	$4,198.5	1.3x	7%	4%

Page | 25

Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Giveback) (5)	LTM Realized Carry/ (Giveback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of December 31, 2018
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$12,824.7	1.2x	1.4x	98%	X		100%	Jun-13	23	May-18
CEP IV	€4,024.3	1.3x	1.3x	101%	X		100%	Sep-14	18	Aug-19
CAP IV	$3,888.6	1.2x	1.3x	99%	X		100%	Jul-13	22	Nov-18
CP VII	$3,652.9	1.0x	1.0x	21%			100%	May-18	3	May-24
CGP	$2,993.4	1.1x	1.1x	74%	X		100%	Jan-15	16	Dec-20
CP V	$2,445.2	0.7x	2.1x	96%	X	X	100%	Jun-07	47	May-13
CEOF II	$1,532.3	1.1x	1.1x	61%			80%	Nov-15	13	Mar-21
CEP V	€858.8	1.0x	1.0x	15%			100%	Oct-18	1	Apr-24
CJP III	¥103,227.3	2.2x	2.4x	50%	X		100%	Sep-13	22	Feb-20
CEOF I	$828.5	1.1x	1.5x	104%	X		80%	Sep-11	30	May-17
CGFSP II	$778.8	1.3x	1.5x	94%	X	X	100%	Jun-13	23	Dec-17
CEP III	€680.0	0.9x	2.3x	97%	X	X	100%	Jul-07	46	Dec-12
CETP III	€598.5	1.3x	1.8x	78%	X	X	100%	Jul-14	18	May-20
CAP V	$673.7	1.0x	1.0x	10%			100%	Jun-18	3	Jun-24
CAP III	$395.9	0.9x	1.8x	100%	X	X	100%	Jun-08	43	May-14
CAGP IV	$272.5	0.7x	1.4x	92%			100%	Aug-08	42	Jun-14
CP IV	$182.5	1.9x	2.4x	97%	X		80%	Apr-05	55	Dec-10
All Other Funds (8)	$2,646.5	1.1x	2.1x		NM	NM
Coinvestment and SMAs (9)	$5,752.8	1.0x	2.0x		NM	NM
Total Corporate Private Equity (12)	$46,863.4	1.1x	1.8x

Real Assets
NGP XI	$5,464.6	1.3x	1.4x	85%	X		80%	Feb-15	16	Oct-19
CRP VII	$3,392.1	1.3x	1.5x	86%	X	X	80%	Jun-14	19	Mar-19
CIEP I	$2,505.2	1.4x	1.5x	73%	X		80%	Oct-13	21	Sep-19
Energy IV	$1,941.6	0.9x	1.3x	106%	(X)		80%	Feb-08	44	Dec-13
CPI	$1,631.8	1.0x	1.1x	n/a	X		50%	May-16	11	Apr-21
Renew II	$1,491.7	0.7x	1.5x	83%	(X)		80%	Mar-08	44	May-14
NGP X	$1,464.3	0.9x	1.2x	91%			80%	Jan-12	28	May-17
NGP XII	$1,145.7	1.1x	1.1x	27%			80%	Nov-17	5	Oct-19
CRP V	$977.3	2.4x	1.6x	112%	X		50%	Nov-06	49	Nov-11
CPP II	$911.0	1.2x	1.2x	61%			80%	Sep-14	18	Apr-21
CRP VIII	$910.2	1.0x	1.0x	16%			80%	Aug-17	6	May-22
CRP VI	$532.7	1.2x	1.8x	94%	X	X	50%	Mar-11	32	Mar-16
Energy III	$349.5	0.7x	1.6x	94%	(X)		80%	Nov-05	53	Oct-11
CRP IV	$273.1	3.6x	1.5x	133%			50%	Jan-05	56	Dec-09
CRP III	$254.4	107.5x	3.4x	93%	X	X	50%	Mar-01	72	May-05
CEREP III	€115.8	0.9x	1.2x	92%			67%	Jun-07	47	May-11
All Other Funds (10)	$718.3	0.9x	1.2x		NM	NM
Coinvestment and SMAs (9)	$2,805.6	1.2x	1.7x		NM	NM
Total Real Assets (12)	$26,901.7	1.2x	1.4x

Global Credit
CEMOF II	$1,016.8	1.0x	1.1x	36%			100%	Dec-15	13	Feb-20
CSP IV	$835.4	1.1x	1.2x	38%	X		100%	Feb-17	8	Dec-20
CEMOF I	$646.4	0.5x	0.9x	116%			100%	Dec-10	33	Dec-15
CCOF	$400.9	1.0x	1.1x	40%	X		n/a	Oct-17	5	Jun-22
CSP III	$326.9	1.1x	1.7x	100%	X	X	80%	Dec-11	29	Aug-15
All Other Funds (11)	$1,200.1	1.3x	1.5x		NM	NM
Coinvestment and SMAs (9)	$849.9	0.7x	1.0x		NM	NM
Total Global Credit	$5,276.4	0.9x	1.3x

See Notes at end of document.

Page | 26

Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended December 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$575.9	$45.1	$386.8	(a)	$1,007.8
Expenses	$420.1	$43.2	$161.5	(b)	$624.8
Other income	$—	$47.1	$(35.1)	(c)	$12.0
Distributable Earnings	$155.8	$49.0	$190.2	(d)	$395.0	(1)

	Three Months Ended March 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$536.6	$47.3	$118.9	(a)	$702.8
Expenses	$397.7	$44.3	$137.3	(b)	$579.3
Other income	$—	$2.0	$—	(c)	$2.0
Distributable Earnings	$138.9	$5.0	$(18.4)	(d)	$125.5	(1)

	Three Months Ended June 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$462.6	$53.6	$377.4	(a)	$893.6
Expenses	$348.1	$62.0	$243.6	(b)	$653.7
Other income	$—	$12.9	$—	(c)	$12.9
Distributable Earnings	$114.5	$4.5	$133.8	(d)	$252.8	(1)

	Three Months Ended September 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$641.3	$60.5	$(22.7)	(a)	$679.1
Expenses	$431.3	$51.0	$133.3	(b)	$615.6
Other loss	$—	$(2.9)	$—	(c)	$(2.9)
Distributable Earnings	$210.0	$6.6	$(156.0)	(d)	$60.6	(1)

	Three Months Ended December 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$545.4	$53.1	$(446.8)	(a)	$151.7
Expenses	$334.9	$56.0	$(168.0)	(b)	$222.9
Other loss	$—	$(7.5)	$—	(c)	$(7.5)
Distributable Earnings	$210.5	$(10.4)	$(278.8)	(d)	$(78.7)	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Distributable Earnings.

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents unrealized performance revenues, unrealized principal investment income, revenues earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income until Urbplan was deconsolidated during 2017, the inclusion of tax expenses associated with certain performance fees, and adjustments to reflect Carlyle’s ownership interests in Claren Road (through January 2017) that were included in Revenues in the Partnership’s segment reporting.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of equity-based compensation, unrealized performance revenues related compensation and certain tax expenses associated with realized performance revenues related compensation, adjustments related to expenses associated with the investment in NGP Management that are included in operating captions, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income until Urbplan was deconsolidated during 2017, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road (through January 2017), as detailed below:

	Three Months Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018
	(Dollars in millions)
Unrealized performance revenues related compensation	$157.9	$49.5	$170.0	$19.3	$(231.4)
Equity-based compensation	84.1	87.8	68.4	52.0	44.0
Acquisition related charges, including amortization of intangibles and impairment	10.5	4.6	9.2	2.4	6.1
Other non-operating expense (income)	(71.5)	0.3	0.3	0.3	0.2
Tax (expense) benefit associated with performance revenues related compensation	(1.6)	(1.6)	(1.7)	(12.5)	9.6
Non-Carlyle economic interests in acquired business and other adjustments to present certain costs on a net basis	(13.7)	3.5	9.8	8.1	12.9
Lease assignment and termination costs	—	—	3.4	63.5	—
Debt extinguishment costs	—	—	—	7.8	—
Severance and other adjustments	2.3	1.6	0.9	2.9	3.7
Elimination of expenses of Consolidated Funds	(6.5)	(8.4)	(16.7)	(10.5)	(13.1)
	$161.5	$137.3	$243.6	$133.3	$(168.0)

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Distributable Earnings and Fee Related Earnings (Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018
	(Dollars in millions)
Income before provision for income taxes	$395.0	$125.5	$252.8	$60.6	$(78.7)	$1,132.3	$360.2
Adjustments:
Net unrealized performance revenues	(219.0)	(56.9)	(200.0)	54.6	252.5	(625.2)	50.2
Unrealized principal investment income	(18.3)	(10.9)	(7.6)	(6.9)	(23.4)	(73.0)	(48.8)
Adjusted unrealized principal investment income from investment in Fortitude Re	—	—	—	—	(11.7)	—	(11.7)
Equity-based compensation(1)	84.1	87.8	68.4	52.0	44.0	365.1	252.2
Acquisition related charges, including amortization of intangibles and impairment	10.5	4.6	9.2	2.4	6.1	35.7	22.3
Other non-operating expense (income)(2)	(71.5)	0.3	0.3	0.3	0.2	(71.4)	1.1
Tax (expense) benefit associated with performance revenues	(2.2)	(2.1)	3.8	(12.7)	9.5	(9.2)	(1.5)
Net (income) loss attributable to non-controlling interests in consolidated entities	(25.1)	(11.0)	(16.7)	(14.5)	8.3	(72.5)	(33.9)
Reserve for litigation and contingencies	—	—	—	—	—	(25.0)	—
Lease assignment and termination costs	—	—	3.4	63.5	—	—	66.9
Debt extinguishment costs	—	—	—	7.8	—	—	7.8
Severance and other adjustments	2.3	1.6	0.9	2.9	3.7	13.2	9.1
Distributable Earnings	$155.8	$138.9	$114.5	$210.0	$210.5	$670.0	$673.9
Realized net performance revenues	118.3	103.1	49.6	123.9	43.1	552.6	319.7
Realized principal investment income (loss)	22.4	18.7	17.7	7.0	4.7	(25.8)	48.1
Net Interest	11.6	11.1	10.6	9.9	12.7	48.8	44.3
Fee Related Earnings	$26.7	$28.2	$57.8	$89.0	$175.4	$192.0	$350.4

1) Equity-based compensation for the three months and year ended December 31, 2018 includes $3.6 million and $12.3 million, respectively, which is included in principal investment income and general, administrative and other expenses in our U.S. GAAP statement of operations. Equity-based compensation for the three months and year ended December 31, 2018 also includes $0.5 million and $69.3 million, respectively, related to units issued in conjunction with IPO, acquisitions and strategic investments.

2) Included in other non-operating expense (income) for the three months and year ended December 31, 2017 is a $71.5 million adjustment for the revaluation of the tax receivable agreement liability as a result of the passage of the Tax Cuts and Jobs Act of 2017.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of December 31, 2018
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$629.6	$—	$—	$629.6
Cash and cash equivalents held at Consolidated Funds	—	247.5	—	247.5
Restricted cash	8.7	—	—	8.7
Corporate treasury investments	51.7	—	—	51.7
Investments, including performance allocations of $3,472.4 million	5,910.2	—	(220.3)	5,689.9
Investments of Consolidated Funds	—	5,286.6	—	5,286.6
Due from affiliates and other receivables, net	446.8	—	(5.7)	441.1
Due from affiliates and other receivables of Consolidated Funds, net	—	135.4	—	135.4
Fixed assets, net	95.1	—	—	95.1
Deposits and other	49.3	—	—	49.3
Intangible assets, net	81.1	—	—	81.1
Deferred tax assets	194.8	—	—	194.8
Total assets	$7,467.3	$5,669.5	$(226.0)	$12,910.8
Liabilities and partners’ capital
Debt obligations	$1,550.4	$—	$—	$1,550.4
Loans payable of Consolidated Funds	—	4,840.1	—	4,840.1
Accounts payable, accrued expenses and other liabilities	442.2	—	—	442.2
Accrued compensation and benefits	2,218.9	—	—	2,218.9
Due to affiliates	174.0	—	—	174.0
Deferred revenue	111.3	—	—	111.3
Deferred tax liabilities	64.3	—	—	64.3
Other liabilities of Consolidated Funds	—	610.1	—	610.1
Accrued giveback obligations	63.2	—	—	63.2
Total liabilities	4,624.3	5,450.2	—	10,074.5

Total partners’ capital	2,843.0	219.3	(226.0)	2,836.3
Total liabilities and partners’ capital	$7,467.3	$5,669.5	$(226.0)	$12,910.8

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NOTES
Non-GAAP Financial Information
This press release contains financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in our most recent Annual Report on Form 10-K filed with the SEC.
Notes on Carlyle Consolidated GAAP Results (Page 2)

(1)
Income before provision for income taxes is the GAAP measure that is most directly comparable to Distributable Earnings, which management uses to measure the performance of the business.  A full reconciliation is included on page 29. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

(2)
Modified coinsurance is subject to the general accounting principles for derivatives and hedging, specifically the guidance originally issued as Derivatives Implementation Group Issue No. B36: Embedded Derivatives: Modified Coinsurance Agreements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments ("DIG B36").

Notes on Non-GAAP Operating Results (Page 3)

(1)
Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.

(2)	Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
Notes on Carry Fund Appreciation and Net Accrued Performance Revenues (Page 4)

(1)
Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.

(2)
We generally earn performance revenues (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Information and Other Key Terms" for more information.

(3)	Natural Resources is comprised of NGP, infrastructure, power and international energy funds.

(4)
Includes the change in performance revenue accrual driven by positive or negative movements in portfolio valuation, incremental preferred return and fees, foreign exchange fluctuations and acquisition/divestiture activity.

Note on Investment Solutions (Page 9)

(1)	Includes Mezzanine funds.

Notes on Total Assets Under Management (Page 11)

(1)	Primarily comprised of expiring dry powder, the impact of capital calls for fees and expenses and changes in gross asset value for our business development companies.

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(2)
Available Capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.

(3)
Remaining Fair Value generally reflects the unrealized carrying value of investments for all carry funds, related co-investment vehicles and separately managed accounts, the aggregate collateral balance of our CLOs and other securitization vehicles, and the gross asset value of our business development companies.

(4)	The In-Carry Ratio represents percentage of Remaining Fair Value in an accrued carry position.

(5)
Reflects the percentage of Remaining Fair Value attributable to investments originated in Q4 2014 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

Notes on Total AUM Roll Forward (Page 21)

(1)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(2)
New Commitments reflects the impact of gross fundraising during the period. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate, while the separately reported Fundraising metric is translated at the spot rate for each individual closing.

(3)	Outflows includes distributions in our carry funds, related co-investment vehicles, separately managed accounts and the NGP Predecessor Funds, as well as runoff of CLO collateral balances.

(4)
Market Appreciation/(Depreciation) generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, the NGP Predecessor Funds and separately managed accounts.

(5)
Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(6)	Includes expiring available capital, the impact of capital calls for fees and expenses, change in gross asset value for our business development companies and other changes in AUM.

(7)
The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of September 30, 2018) as provided by their general partners, plus the net cash flows since the latest valuation, up to December 31, 2018.

Notes on Fee-earning AUM Roll Forward (Page 21)

(8)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(9)
Inflows represents limited partner capital raised by our carry funds or separately managed accounts for which management fees based on commitments were activated during the period, the fee-earning commitments invested in vehicles for which management fees are based on invested capital, as well as the fee-earning collateral balance of new CLO issuance. Inflows exclude fundraising amounts during the period for which fees have not yet been activated, which are referenced as Pending Fee-earning AUM.

(10)
Outflows represents the impact of limited partner distributions from vehicles with management fees based on remaining invested capital at cost or fair value, changes in basis for funds where the investment period, weighted-average investment period or commitment fee period has expired during the period, reductions for funds that are no longer calling for fees, and runoff of CLO collateral balances. Distributions for funds earning management fees based on commitments during the period do not affect Fee-earning AUM.

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(11)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.

(12)
Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(13)
Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committee of Energy III, but the investment period for this fund has expired and the remaining investments in such fund are being disposed of in the ordinary course of business.

Notes on Fund Performance Tables (Page 22)

(1)
The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Credit segment our first carry fund was formed in 2004.

(2)	Represents the original cost of investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)
An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6)
Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8)
Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that

Page | 33

of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.

(9)	Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, CPF I, Mexico, CBPF, CCI and MENA.

(10)	Includes coinvestments, separately managed accounts (SMA's) and certain other stand-alone investments arranged by us.

(11)
Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CAGP V (May 2016), CGFSP III (June 2017), and CBPF II (November 2017).

(12)
For funds marked “NM,” IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.

(13)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14)	Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, NGP GAP, Energy I and Renew I.

(15)	Aggregate includes CCR and CER. Return is not considered meaningful, as the investment period commenced in October 2016 for CCR and December 2017 for CER.

(16)	Aggregate includes the following funds: CMP I, CMP II, CSP I, CASCOF, SASOF II, and SASOF III.

(17)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(18)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(19)
Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team, as well as real estate primary fund investments, secondary fund investments and co-investments originated by the Metropolitan Real Estate team. Main Fund line items for each strategy reflect aggregated amounts and performance for commingled funds and associated managed accounts or mandates. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of December 31, 2018, these excluded investments represent $0.2 billion of AUM at AlpInvest.

(20)	To exclude the impact of FX, all AlpInvest foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(21)
Gross Internal Rate of Return ("Gross IRR") represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest/Metropolitan Real Estate level.

(22)
Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund IX - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(23)	Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
Notes on Remaining Fair Value Analysis (Page 26)

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(1)
Remaining Fair Value reflects the unrealized carrying value of investments for Corporate Private Equity, Real Assets and Global Credit carry funds and related co-investment vehicles. Significant funds with remaining fair value of greater than $100 million are listed individually.

(2)	Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.

(3)
Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4)	Represents cumulative invested capital as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5)	Fund has a net accrued performance revenue balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.

(6)	Fund has generated realized net performance revenues/(realized giveback) in the last twelve months.

(7)	Represents the date of the first capital contribution for management fees.

(8)
Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CAP II, CBPF, CBPF II, CJP I, CJP II, CEVP, CETP I, CETP II, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CGFSP I, CGFSP III, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(9)
Includes co-investments, prefund investments, separately managed accounts (SMA's) and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(10)
Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CER, CAREP I, CAREP II, CCR, CPOCP, CIP, CGIOF, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(11)
Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, CASCOF, SASOF II, SASOF III, and SASOF IV. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(12)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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